Exhibit 99.1

iGATE Announces Pricing of Senior Notes to Fund Patni Acquisition

FREMONT, Calif., April 14, 2011 (GLOBE NEWSWIRE) — iGATE Corporation (NASDAQ:iGTE) (“iGATE”) announced today that it priced an offering (the “Offering”) of $770 million aggregate principal amount of 9% senior notes due 2016 (the “Notes”). The Notes were priced at par value and will bear interest at a rate of 9% per annum payable semi-annually on May 1 and November 1, commencing on November 1, 2011.

The Notes will be the senior obligations of iGATE and will be guaranteed by certain of iGATE’s existing and future wholly-owned U.S. subsidiaries. iGATE intends to use the proceeds of the Offering to partially fund the previously announced and pending acquisition (the “Patni Acquisition”) of a majority stake in Patni Computer Systems Limited (NSE:PATNI) (NYSE:PTI) (“Patni”). iGATE believes that the proceeds of the Offering along with investments by Viscaria Limited on terms previously announced and cash on hand are sufficient to fund the Patni Acquisition.

The Notes and the related guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and does not constitute an offer to sell the Notes, nor a solicitation for an offer to purchase the Notes, nor shall there be any sales of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements:

Statements contained in this press release regarding the Offering, the Patni Acquisition, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect,” “potential,” “believes,” “anticipates,” “plans,” “intends” and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission (the “SEC”), or in iGATE communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls are subject to known and unknown risks, uncertainties and contingencies. Forward-looking statements in the press release include, without limitation, iGATE’s beliefs, expectations, intentions and/or plans regarding future events, including iGATE’s plans to conduct the Offering to partially fund the Patni Acquisition and to pay related fees and expenses, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others difficulties, delays, unexpected costs or the inability of iGATE to consummate the Offering of the Notes and the related guarantees; difficulties encountered in integrating Patni’s business; uncertainties as to the timing of the Patni Acquisition, including the consummation of the public offer under the Indian Takeover Regulations and the tender offer under U.S. securities laws; the satisfaction of the closing conditions to the transaction, including the receipt of regulatory approvals; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to the Patni Acquisition; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Additional risks relating to iGATE are set forth in iGATE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as iGATE’s other reports filed with the SEC. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to iGATE and it assumes no obligation to update these statements as circumstances change.

Additional U.S.-Related Information

The information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Patni or iGATE or any of their respective subsidiaries or affiliates. iGATE has filed tender offer documents with the SEC in connection with the Patni Acquisition. Shareholders of Patni should read those filings, and any other filings made by iGATE with the SEC in connection with the Patni Acquisition, as they will contain important information. Those documents, when filed, as well as iGATE Corporation’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at iGATE Corporation’s website at www.igate.com.

Media Contact:	Investor Contact:
Prabhanjan Deshpande “PD”	Araceli Roiz
+91 80 4104 5006	+1 510 896 3007
pr@igate.com	+91 97409 43004
araceli.roiz@igate.com

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